                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                        PANCHO'S MEXICAN BUFFET, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid: $125
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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                      LOGO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               December 13, 1995

     The Annual Meeting of Stockholders of PANCHO'S MEXICAN BUFFET, INC., will be held at the Company's restaurant (Pancho's Mexican Buffet) 1927 E. Beltline Road, Carrollton, Texas, on Wednesday, January 24, 1996 at 10:00 a.m. for the following purposes:

          (1) To elect Three (3) Directors;

and to transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of Common Shares of record on the books of the Company at the close of business on December 6, 1995, will be entitled to vote at the meeting or any adjournment thereof.

     A complete list of Stockholders entitled to vote will be available for examination and inspection by any Stockholder from January 12-23, 1996, during usual business hours, at the Company's restaurant, Pancho's Mexican Buffet, 1927
E. Beltline Road, Carrollton, Texas.

                                            By Order of the Board of Directors

                                                     SAMUEL L. CARLSON
                                                         Secretary

Fort Worth, Texas
December 13, 1995

                         PANCHO'S MEXICAN BUFFET, INC.

3500 Noble Avenue                                        Fort Worth, Texas 76111

                         (Principal Executive Offices)

                                PROXY STATEMENT

     The following information is submitted concerning the enclosed Proxy and the matters to be acted upon under the authority thereof at the Annual Meeting of Stockholders of the Company to be held on the 24th day of January, 1996, or, any adjournment thereof pursuant to the enclosed notice of said meeting.

                          INFORMATION CONCERNING PROXY

     The Proxy is solicited on behalf of the Board of Directors of the Company. It may be revoked by the stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date. The Proxy shall be suspended if the stockholder shall be present at the meeting and elects to vote in person.

     Unless contrary instructions are indicated on the Proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked or suspended before they are voted) will be voted for the proposal to elect three directors. Abstentions and broker non-votes are counted as shares present in the determination of whether the shares of stock represented at the meeting constitute a quorum. Because the three nominees receiving the highest vote totals will be elected as Directors, abstentions and broker non-votes will not affect the outcome of the election.

     The cost of solicitation of Proxies by the Board will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, executive officers and employees of the Company personally or by telephone or facsimile. Forms of proxy material also may be distributed through brokers, custodians and other like parties to the beneficial owners of the Company's common stock, and the Company may reimburse such parties for their reasonable out-of-pocket and clerical expenses incurred in connection therewith.

     The securities of the Company entitled to vote at the meeting consist, as of December 6, 1995, of 4,397,559 Common Shares of a par value of $.10 per share. Only Stockholders of record on the books of the Company at the close of business on that date will be entitled to vote at the meeting. Each share is entitled to one vote on each matter to be voted on at the meeting.

     The approximate date on which this Proxy Statement and the enclosed Form of Proxy will be first sent or given to Stockholders is December 13, 1995.

                             ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall be not less than three (3) nor more than fifteen (15) members. The Board of Directors has fixed at nine (9) the number of Directors which will constitute the Board for the ensuing year.

     The Certificate of Incorporation and Bylaws of the Company provide for a classified Board of Directors, with the Board divided into three classes. At the 1996 meeting, three directors are to be elected for a term of three (3) years, and until their successors are duly elected and qualified. It is proposed that Messrs. Jesse Arrambide, III, Irving Gulbas, and Tomas Orendain, current Directors of the Company, be elected for a term of three (3) years. The Board of Directors has no reason to believe that the nominees will refuse to act or be unable to accept election; however, in such event or if any other unforeseen contingencies should arise, it is intended that the proxies will be voted for such other persons as may be recommended by the Board of Directors.

                             THE BOARD OF DIRECTORS

     The following table indicates the name, age, principal occupation, position and offices with the Company for past five years, term of office and period during which he has served as such, of each Director and Director nominee.

                                                PROPOSED
                                                TERM OR
                                   DIRECTOR     TERM TO                  ALL POSITIONS HELD
     NAME AND AGE                   SINCE        EXPIRE                   PAST FIVE YEARS
-----------------------            --------     --------     ------------------------------------------
Jesse Arrambide, III         43      1977         1999       Chairman of the Board of Directors since
                                                               August 1993 and Chief Operations Officer
                                                               since December, 1994; Vice President
                                                               Operations from November 1984 to August
                                                               1993; President A & A Foods, Inc. and
                                                               President A & A Foods No. 2, Inc.,
                                                               operator of restaurants since 1994,
                                                               previously Vice President.
Irving Gulbas                84      1975         1999       Personal Investments since retirement in
                                                               1976.
Tomas Orendain               62      1993         1999       President, T.S. Orendain Associates, Inc.,
                                                               an architectural firm.
-------------------------------------------------------------------------------------------------------
Mauricio Sanchez Garcia      64      1993         1998       President, Distribuidora Electrica
                                                               Industrial, S.A., a distributor of
                                                               electrical equipment and supplies.
Rudolph Rodriguez, Jr.       63      1993         1998       Chairman, and Chief Executive Officer
                                                               Rodriguez Festive Foods, Inc. a
                                                               manufacturer of Mexican Food products;
                                                               Director Texas Commerce Bank, Fort
                                                               Worth, Texas since February 1992;
                                                               Director North Fort Worth Bank from 1984
                                                               to 1991.
Samuel L. Carlson            59      1993         1998       Senior Vice President Administration and
                                                               Secretary.
-------------------------------------------------------------------------------------------------------
Hollis Taylor                59      1974         1997       President and Chief Executive Officer.
Robert L. List               58      1993         1997       Financial Consultant since September,
                                                               1992; Director Yellowstone Environmental
                                                               Services, Inc. an engineering and
                                                               technical consulting firm, from July,
                                                               1989 to September, 1992, and President
                                                               from December, 1989 to September, 1992;
                                                               Director Mercury Air Group, Inc. since
                                                               September, 1990; Director BULA, Inc.
                                                               since October, 1995.
George N. Riordan            62      1994         1997       Partner George Riordan & Co., investment
                                                               bankers since 1991; Managing Director,
                                                               Investment Banking, Los Angeles, Dean
                                                               Witter Reynolds, Inc. from 1989 to 1991;
                                                               Director, The MacNeal Schwendler Corp.,
                                                               Director, Lowis Galoob Toy Company since
                                                               1994.
-------------------------------------------------------------------------------------------------------

                       BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors is convened annually following its election at the Annual Meeting of Stockholders, and at that time it elects officers and appoints committees to serve at the pleasure of the Board.

     During the fiscal year ending September 30, 1995, the Board of Directors held eight meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and Committees of the Board on which he served during the fiscal year.

     The Compensation Committee is composed of Messrs. T. Orendain, G. Riordan and M. Sanchez. See "Compensation Committee Interlocks and Insider Participation" for further information. This committee met two times during the past fiscal year. Its function is to approve officers' salaries, administer executive compensation plans, and approve officers' bonuses.

     The Board of Directors, which acts as the Nominating Committee, will consider requests for nominations to the Board submitted in writing to the Secretary of the corporation at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the next annual meeting of Stockholders scheduled to be held on January 23, 1997. Such request for nomination should include sufficient biographical material and other information required by Article II, Section 12 of the Bylaws to permit an appropriate evaluation by the nominating committee.

     The Audit Committee, which met two times during the fiscal year, is composed of Messrs. R. List, R. Rodriguez and I. Gulbas. The functions of the Audit Committee include reviewing the engagement of the independent auditors, the scope and timing of the audit, certain non-audit services to be rendered by the independent auditors, reviewing the report of the independent auditors upon completion of their audit and reviewing with the independent auditors and management the Company's policies and procedures with respect to accounting and financial controls.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
                             AS OF DECEMBER 6, 1995

     The Company has only one outstanding class of equity securities, its Common Stock par value $.10. Unless otherwise indicated, all shares are owned directly and the owner has sole voting and investment powers with respect thereto.

     The security ownership of certain beneficial owners known to own more than five percent of the Company's Common Stock was:

                                                               PERCENT
       NAME AND ADDRESS OF            AMOUNT AND NATURE OF       OF
         BENEFICIAL OWNER             BENEFICIAL OWNERSHIP     CLASS
----------------------------------    --------------------     ------
Carolina S. Arrambide                        444,122           10.10%
  3116 Westador Drive
  Arlington, Texas 76015
Estate of Jesse Arrambide                    352,059(8)         8.01%
  3116 Westador Drive
  Arlington, Texas 76015
Nationwide Financial Services(a)             370,000            8.41%
  One Nationwide Plaza
  Columbus, Ohio 43216
First Wilshire Securities Manage-            228,700            5.20%
  ment, Inc.(b)
  600 South Lake Ave., Suite 405
  Pasadena, California 91106-3955
Dimensional Fund Advisors Inc.(c)            268,200            6.09%
  1299 Ocean Ave., 11th Floor
  Santa Monica, CA 90401

---------------

(a) Nationwide Financial Services, Inc., One Nationwide Plaza, Columbus, Ohio 43216, is a registered investment adviser organized under the laws of the State of Ohio, which serves as investment manager to several mutual funds, including Nationwide Investing Foundation and Nationwide Separate Account Trust. Nationwide Financial Services, Inc. disclaims beneficial ownership of all such shares.
(b) First Wilshire Securities Management, Inc. (FWSM) may be deemed to have beneficial ownership of 228,700 shares of the Common Stock of Pancho's Mexican Buffet, Inc. This beneficial ownership is a result of separate arrangements for FWSM to act as investment advisor to certain individual and corporate accounts.
(c) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 268,200 shares of Pancho's Mexican Buffet, Inc., all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of The DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

     Cede & Co. and other central clearinghouses were the record holders of 2,815,499 shares (64.02%), which include shares beneficially owned by some of the entities listed above.

     The security ownership, including shares subject to options that are exercisable in the next 60 days, (all Common Stock) of Directors and executive officers and Directors and executive officers as a group, was:

            NAME OF                    AMOUNT AND NATURE OF        PERCENT
        BENEFICIAL OWNER            BENEFICIAL OWNERSHIP(1)(2)     OF CLASS
--------------------------------    --------------------------     --------
Hollis Taylor                                  175,234                3.76%(3)
Irving Gulbas                                   10,250                 .22%(4)
Samuel L. Carlson                              106,238                2.28%(5)
Jesse Arrambide, III                           153,729                3.30%(6)(8)
Robert L. List                                   5,250                 .11%(4)
Mauricio Sanchez Garcia                          5,250                 .11%(4)
Rudolph Rodriguez, Jr.                           7,250                 .15%(10)
W. Brad Fagan                                    3,521                 .07%(11)
Tomas S. Orendain                                5,250                 .11%(4)
George N. Riordan                                5,000                 .10%(9)
All Directors and executive                    612,978               13.16%(7)
  officers as a group

---------------

 (1) Includes shares purchased by the employee stock purchase plan through September 30, 1995.
 (2) Based on presently exercisable options which are indicated in the following footnotes to this table, the percentage ownership is calculated on the assumption that the shares presently purchasable, or purchasable within the next sixty days, underlying such options are outstanding.
 (3) This amount includes 73,000 shares subject to options that are exercisable within the next sixty days.
 (4) Shares subject to options that are exercisable within the next sixty days.
 (5) This amount includes 44,000 shares subject to options that are exercisable within the next sixty days.
 (6) The amount includes 44,500 shares subject to options that are exercisable within the next sixty days.
 (7) This amount includes 258,650 shares that directors and officers have the right to acquire within the next sixty days through the exercise of stock options. The exercise price of all these options is higher than the market price of the Company's stock on December 6, 1995.
 (8) Estate of Jesse Arrambide has pledged 352,059 of the Company's common shares for various loans. Jesse Arrambide, III acts as Independent Executor and has sole voting power of these shares. Jesse Arrambide, III disclaims beneficial ownership of these securities.
 (9) This amount includes 3,000 shares subject to options that are exercisable within the next sixty days.
(10) This amount includes 5,250 shares subject to options that are exercisable within the next sixty days.
(11) This amount includes 1,200 shares subject to options that are exercisable within the next sixty days.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two fiscal years ended September 30, 1995, all
Section 16(a) filing requirements applicable to its executive officers, Directors and greater than ten-percent beneficial owners were in compliance.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "Named Executive Officers") for the fiscal years shown.

                                                                                                LONG TERM
                                                                                               COMPENSATION
                                                 ANNUAL COMPENSATION                              AWARDS      ALL OTHER
                                 FISCAL  -----------------------------------   OTHER ANNUAL    ------------  COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR   SALARY($)  BONUS($)(1)  BONUS($)(2)  COMPENSATION(3)   OPTIONS(4)      ($)(5)
-------------------------------- ------  ---------  -----------  -----------  ---------------  ------------  ------------
Hollis Taylor...................  1995   $144,000           0      $28,164             --              0        $3,857
  President and Chief             1994    144,554     $48,782       38,536             --         74,000         3,940
  Executive Officer               1993    144,554      42,793       37,982             --              0         5,515
Jesse Arrambide III.............  1995    110,000           0       13,256             --              0           671
  Chairman of the Board           1994    110,423      37,264       14,413             --         74,000           698
                                  1993     60,288       1,718       13,674             --              0           675
Samuel L. Carlson...............  1995     90,000           0       19,885             --              0         2,210
  Senior Vice President           1994     90,346      30,489       25,504             --         60,000         2,257
  Administration and              1993     90,346      26,745       24,948             --              0         2,409
    Secretary
David Oden(6)...................  1995     75,790           0       15,908        $ 9,825              0         1,380
  Vice President, Treasurer,      1994     78,300      26,424       16,304             --         50,000         2,781
  Chief Financial Officer,        1993     78,300      23,179       16,938             --              0         2,432
  and Assistant Secretary
W. Brad Fagan(7)................  1995     57,673           0            0             --              0           975
  Vice President, Treasurer
  and Assistant Secretary

---------------

(1) Annual incentive plan. (see Report of the Compensation Committee of the Board of Directors)

(2) Stock bonus program. (see Report of the Compensation Committee of the Board of Directors)

(3) "Other Annual Compensation" is intended to cover forms of annual compensation not properly categorized as salary or bonus, including perquisites. No named executive, except D. Oden, which represents auto allowance, received such compensation or perquisites which exceeded a threshold level for disclosure purposes.

(4)  Granted December 16, 1993 at $11.375.

(5) The totals in the column reflect the value of the Company contributions to each named executive under the Employee Stock Purchase Program and additional life insurance. These amounts were as follows: Hollis Taylor:
     $1,500 and $2,357. Jesse Arrambide III: $600 and $71. Samuel L. Carlson:
     $975 and $1,235. David Oden: $1,380 and O. W. Brad Fagan: $975 and 0.

(6)  Mr. Oden resigned September 8, 1995.

(7) Mr. Fagan was elected Vice President Treasurer and Assistant Secretary September 29, 1995.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL

     There currently exist Employment Agreements between the Company and Messrs. Taylor, Arrambide, Carlson and Fagan, providing that Messrs. Taylor, Arrambide, Carlson and Fagan, are to be employed by the Company until December 31, 1999, (December 31, 1997 in the case of Mr. Fagan) each at a base salary of not less than $144,000, $110,000, $90,000 and $65,000 per year, respectively. These
Agreements will be automatically renewed on December 31 of each succeeding year for a period of five years, (two years in the case of Mr. Fagan) expressly subject to the approval of the Compensation Committee. During the term of the aforesaid Employment Agreements, these individuals are to serve as officers of the Company, and perform such services similar to and not inconsistent with the present positions held by each with the Company. In addition, they shall be eligible to participate in all Company benefit, bonus and other plans. Under the terms of each Employment Agreement, such employment may be terminated for "cause" as defined in each Employment Agreement. See 1992 Stock Option Plan for change in control provisions.

                           COMPENSATION OF DIRECTORS

     Each member of the Board of Directors, who is not an employee of the Company, receives a Director's fee in the amount of $10,000 annually, and reimbursement of actual expenses incurred. Directors who are not employees of the Company have in the past received options under both the Stock Option Plan for Non-Employee Directors and the 1992 Stock Option Plan. Non-employee Directors will receive future automatic option grants under the 1992 Stock Option Plan, as described below.

STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     The 1982 Stock Option Plan for Non-Employee Directors (Directors' Plan), after adjustment for any stock splits, initially covered 120,000 shares of the Company's Common Stock, and by its terms provided that no options could be granted after January 22, 1992. All options previously granted under the Directors' Plan were granted at market price on the date of grant, are fully vested and are exercisable until the expiration of the option period which expires ten (10) years after grant of any option under the Directors' Plan. In the event of the death of an optionee, any unexercised options are exercisable until the options' expiration date by the person to whom the options are transferred by Will or by applicable laws of descent and distribution. In no event, will any option be exercisable after ten (10) years from date of grant. The options are non-transferable (except as provided above) and any unexercised options will terminate if an optionee terminates his services as a Director. The number of shares represented by the options and the exercise price are subject to adjustments in the case of any reorganization or consolidation, or other increase or decrease in the number of outstanding shares of the Company. If the Company is reorganized or consolidated or merged with another corporation, each of the optionees shall be entitled to receive options covering shares of such reorganized, consolidated or merged company in the same proportion and equivalent price and subject to the same conditions. Options to purchase 10,000 shares of the Company's Common Stock, at $15.25 per share, are outstanding as of September 30, 1995. No options were exercised during the fiscal year ended September 30, 1995.

1992 STOCK OPTION PLAN

     The 1992 Stock Option Plan (1992 Option Plan) was approved by the shareholders at the Annual Meeting held January 27, 1993. Under the 1992 Option Plan, each Director of the Company who was not an employee automatically received a non-qualified stock option immediately following the Annual Meeting of Shareholders held on January 27, 1993, in the amount of 5,000 shares of the Company's Common Stock. At each Annual Meeting of the shareholders thereafter, each Director of the Company who is not an employee of the Company will automatically receive a non-qualified stock option covering 2,000 shares of the Company's Common Stock. All options granted under the 1992 Option Plan will have an exercise price equal to the fair market value of the Common Stock on the date of the Annual meeting of the shareholders to which it relates. Each option granted will have a term not to exceed ten (10) years and generally will become exercisable at the rate of twenty-five percent (25%) for each year the optionee remains with the Company as a Director. Options granted to a Director can, in no event, be exercisable until the lapse of six (6) months from the date of grant.

     Other than in the case of a reincorporation of the Company in another state, in the event of (i) dissolution or liquidation of the Company, (ii) a transaction in which more than 50 percent of the shares of the Company that are entitled to vote are exchanged, or (iii) any merger or consolidation or other reorganization in which the Company is not the surviving corporation (or in which the Company becomes a subsidiary of another corporation), outstanding options under this Plan shall become fully exercisable immediately prior to any such event.

     Unless terminated earlier by reason of expiration of the option term, options under the 1992 Option Plan will terminate (a) three months after the optionee's directorship terminates for reasons other than death or disability;
(3) 12 months after termination for disability; and (c) the normal termination date, in the case of death. All options granted under the 1992 Option Plan will be non-transferable by the optionee other than by Will or the laws of descent and distribution. Such options may contain such other terms, provisions and conditions not inconsistent with the 1992 Option Plan.

     Pursuant to the terms of the 1992 Option Plan, options covering 331,000 shares at a market price of $11.375 were granted to officers and employees of the Company on December 16, 1993 and 5,000 shares at a price of 3.1875 on September 29, 1995, and 15,000 shares and 12,000 shares were granted to non-employee Directors of the Company on January 26, 1994 and January 25, 1995, respectively. On January 24, 1996, options covering 12,000 shares of the Company's Common Stock will automatically be granted to the non-employee Directors of the Company. Options to purchase 391,000 shares of the Company's Common Stock are outstanding as of September 30, 1995. No options were exercised during the fiscal year ended September 30, 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     On January 25, 1995, the Board of Directors appointed a Compensation Committee to include Messrs. G. Riordan, T. Orendain and M. Sanchez. Mauricio Sanchez Garcia, Director, and members of his immediate family, have a 27% ownership, and the Company, through one or more domestic and Mexican corporations, has a 73% ownership in a Mexican corporation, which corporation in turn owns another Mexican corporation which will own and operate an initial restaurant in Guadalajara, Mexico. The restaurant opened October 27, 1995. The Company has expended approximately $1,951,000 in relation to the ownership and construction of this restaurant. If the initial restaurant in Guadalajara, Mexico proves successful, the Company and Mr. Sanchez may enter into transactions for the development of other restaurants or businesses in Mexico; however, the Company's ownership interest in such future restaurants or businesses is anticipated to be substantially less than its current ownership interest with respect to the initial restaurant in Guadalajara, Mexico. All of the foregoing transactions with Mr. Sanchez have been entered into in the ordinary course of business, and it is believed that the terms and conditions are no less favorable to the Company than they would have been for similar transactions with unrelated parties.

                           INDEBTEDNESS OF MANAGEMENT

     The Company has made loans to key employees and officers of the Company to purchase stock of the Company. The Board of Directors is of the opinion that by providing a means for certain key persons to obtain an equity ownership in the Company that the Company could retain and attract qualified employees for its key positions.

     In August, 1984, and April, 1992, loans totalling $196,875 and $757,625 were made to eight key employees who purchased 25,000 shares and eleven key employees who purchased 104,500 shares, respectively, of authorized, but unissued common stock from the Company, at the then current market. The loans made in 1984 and 1992 bear interest at the rate of 10.00 percent and 7.83 percent, respectively, and provide for periodic payment. The largest indebtedness in excess of $60,000 outstanding to any one person since October 1, 1994 and the balance as of December 6, 1995 was $116,870 and $101,500 respectively for Hollis Taylor, $87,000 and $76,125 respectively for Samuel L. Carlson, and $69,600 and $60,900 respectively for David Oden. As of December 6, 1995 no other executive officer and/or director had an outstanding balance in excess of $60,000.

      AGGREGATED OPTION EXERCISES IN 1995 AND 1995 YEAR-END OPTION VALUES

                                                                        NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                             OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                           SHARES                        SEPTEMBER 30, 1995         SEPTEMBER 30, 1995(1)(3)
                                          ACQUIRED        VALUE      ---------------------------   ---------------------------
                  NAME                   ON EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------------------- -----------   -----------   -----------   -------------   -----------   -------------
Hollis Taylor...........................      0            N.A.         54,500         55,500          $ 0             0
Jesse Arrambide III.....................      0            N.A.         26,000         55,500            0             0
Samuel L. Carlson.......................      0            N.A.         29,000         45,000            0             0
David Oden(2)...........................      0            N.A.         22,500         37,500            0             0
W. Brad Fagan...........................      0            N.A.          1,200          5,800            0             0

---------------

(1) Market value less exercise price, before payment of applicable income taxes.

(2) Mr. Oden resigned September 8, 1995.

(3) Exercise price is higher than market price of Company's stock.

                         OPTIONS GRANTED IN FISCAL 1995

     The following table sets forth, as to each executive officer or former executive officer named in the Summary Compensation Table, certain information with respect to stock options granted during the fiscal year ended September 30, 1995.

                                                                                              POTENTIAL
                                                                                           REALIZABLE VALUE
                                   INDIVIDUAL GRANTS                                          AT ASSUMED
---------------------------------------------------------------------------------------    ANNUAL RATES OF
                                  NUMBER OF     % OF TOTAL                                   STOCK PRICE
                                  SECURITIES     OPTIONS                                   APPRECIATION FOR
                                  UNDERLYING    GRANTED TO                                  OPTION TERM(1)
                                   OPTIONS      EMPLOYEES      EXERCISE      EXPIRATION    ----------------
              NAME                GRANTED(#)     IN 1995      PRICE($/SH)       DATE       5%($)     10%($)
--------------------------------  ----------    ----------    -----------    ----------    ------    ------
W. Brad Fagan...................     5,000(2)      100%           3.19         9/28/05     10,023    25,400

---------------

(1) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

(2) The exercise price for the option is the fair market value of the Common Stock on the date of grant. The options are exercisable, cumulatively, 25% per anniversary date of grant. In addition, the options become exercisable in full upon a change in control of the Company, whether by reorganization, consolidation, merger or otherwise, or upon a sale, lease, exchange or other disposition of all or substantially all of the assets of the Company.

(3) Mr. Fagan was elected Vice President, Treasurer and Assistant Secretary September 29, 1995.

                        COMPANY STOCK PRICE PERFORMANCE

     The graph below compares the cumulative total shareholder return on $100 invested on October 1, 1990, assuming the reinvestment of all dividends, on the Common Stock of the Company for the last five years with the cumulative total return of the Nasdaq Stock Market Index and the Nasdaq Eating and Drinking places.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                         PANCHO'S MEXICAN BUFFET, INC.

                                      LOGO

                                                                        YEAR ENDED SEPTEMBER 30
                                                           --------------------------------------------------
                                                           1990     1991     1992     1993     1994     1995
                                                           -----    -----    -----    -----    -----    -----
------        Pancho's Mexican Buffet, Inc.                100.0     89.8    137.4    195.8    171.3     63.2
  - .         Nasdaq Stock Market Index                    100.0    157.3    176.3    231.0    232.9    320.7
- - - -       Nasdaq Eating & Drinking Places              100.0    142.7    198.8    231.8    201.5    217.2

NOTES:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

    D. The index level for all series was set to 100.0 on 09/28/90.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for executive officers and administers the Company's annual incentive plan and stock option plan. The Compensation Committee is composed of three independent, non-employee directors.

     The compensation committee relies primarily on data supplied by outside consultants. Base salary, annual incentive and long-term incentive comparisons are made relative to companies within the food and restaurant industry with revenues closely comparable to the Company. Some of these companies are the same companies that comprise the NASDAQ Eating and Drinking Places Index; however, a more extensive list of companies is used for compensation comparison purposes.

     The compensation program for executives is viewed as a total compensation package comprised of base salary, annual incentives and long-term capital appreciation opportunities in the form of a stock purchase program.

BASE SALARY

     A comparison of executive base salaries to other similarly situated companies indicated that the Company's executive salaries are less than the average market (also below the median of the compensation paid by the comparable companies surveyed).

ANNUAL INCENTIVE

     The Officer's Bonus program is designed to reward executives for the annual growth of the Company. Officers become eligible for a bonus only after a predetermined level of consolidated earnings, before income taxes and payouts of officer's bonuses has been met. After the target level of performance has been met, ten percent of the consolidated earnings before income taxes and officer's bonus is used to fund a bonus pool. The amount of individual bonus is calculated based on the percentage of officers base salary as compared to the total base salaries of all officers, excluding the Vice President's of Operations. To be eligible, all officers must be employed at the end of the fiscal year and any new officer would receive a bonus based on a pro-rata basis. Payment of bonuses are made after the annual audit. No bonuses were paid for 1995 because performance did not warrant such payments.

LONG-TERM INCENTIVES

     The Company did not grant stock options in 1994 or 1995. The last grant made was in 1993 under the Company's 1992 stock option program. The Company also has a stock bonus program whereby executives were provided a loan in 1992 to purchase shares of stock at a fixed market price. The loans are full recourse loans that must be paid off ratably over 10 years. The Company pays to the executive the stock bonus to cover the cost of the annual loan payment.

     The stock option and stock bonus programs are designed to (1) align executives with the long-term goals of the company, (2) create an environment whereby executives are aligned closely with shareholders and (3) encourage high levels of stock ownership. Primary emphasis of the total compensation package for executives is placed on the long-term component. A competitive analysis of peer companies long-term incentive gain opportunity indicates that Pancho's is below market.

CEO COMPENSATION

     The Compensation Committee believes that the Chief Executive Officer's
(CEO) compensation should be influenced by Company performance. Therefore, although there is necessarily some subjectivity in setting the CEO's salary, elements of the compensation package are directly tied to Company performance. The Committee establishes the CEO's salary by considering the salaries of CEO's of comparably-sized companies and their performance according to data obtained by the Committee from independent outside consultants. In addition the CEO participates in the annual incentive plan described above.

     The CEO did not receive a grant of stock options in 1994 or 1995. In 1993 the CEO was granted an option to purchase 74,000 shares at a price of $11.375 per share. A loan was made in 1992 to purchase 20,000 shares under the stock bonus program which is payable over ten years plus interest. If the CEO's performance warrants, it has been Company policy to pay a bonus to the CEO equal to an amount to cover the annual loan cost. During the past fiscal year, the Company paid a stock bonus of $28,164 to the CEO to cover the annualized cost of principal and interest. The Committee views this program as an important component of its long-term, performance-based compensation philosophy.

     Compensation Committee:

       Thomas Orendain
        George N. Riordan
        Mauricio Sanchez

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Rudolph Rodriguez, Jr., Director, is Chairman and Chief Executive Officer of Rodriguez Festive Foods, Inc., which sold products to the Company's outside distributor in the amount of $2,991,929 during the fiscal year ended September 30, 1995. In the same fiscal year, Rodriguez Festive Foods, Inc. purchased items in the amount of $139,000 from the Company. Rodriguez Festive Foods, Inc. also leases the company's cold storage facilities formerly used by the company's food distribution center. The lease is for $5,000 per month expiring on December 31, 2000 including renewal options. All of the foregoing transactions with Rodriguez Festive Foods, Inc. were entered into in the ordinary course of business, and it is believed that the terms and conditions are no less favorable to the Company than they would have been for similar transactions with unrelated parties.

     Mauricio Sanchez Garcia, Director, and members of his immediate family, have a 27% ownership, and the Company, through one or more domestic and Mexican corporations, has an 73% ownership in a Mexican corporation, which corporation in turn owns another Mexican corporation which will own and operate an initial restaurant in Guadalajara, Mexico. The initial restaurant opened October 27, 1995. The Company has expended approximately $1,951,000 in relation to the ownership and construction of this restaurant. If the initial restaurant in Guadalajara, Mexico proves successful, the Company and Mr. Sanchez may enter into transactions for the development of other restaurants or businesses in Mexico; however, the Company's ownership interest in such future restaurants or businesses is anticipated to be substantially less than its current ownership interest with respect to the initial restaurant in Guadalajara, Mexico. All of the foregoing transactions with Mr. Sanchez have been entered into in the ordinary course of business, and it is believed that the terms and conditions are no less favorable to the Company than they would have been for similar transactions with unrelated parties.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The independent auditors of the Company are Deloitte & Touche LLP, who have acted in that capacity for many years. The Company has requested that Deloitte & Touche LLP act as the independent auditors for the Company for fiscal 1996. Representatives of Deloitte & Touche LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions addressed to them.

                  INFORMATION CONCERNING STOCKHOLDER PROPOSALS

     A Stockholder intending to present a proposal to be presented at the next Annual Meeting of Stockholders must deliver such proposal in writing to the Company's principal executive offices no later than August 30, 1996.

             OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

     The Company knows of no matters other than those above stated which are to be brought before the meeting. It is intended that the persons named in the enclosed Proxy will vote your stock according to their best judgment if any other matters do properly come before the meeting.

     A copy of the Annual Report for fiscal 1995 is being mailed to Stockholders with the Proxy Statement. The Annual Report is not to be regarded as proxy-soliciting material or a communication by means of which any solicitation is to be made.

     Whether or not you intend to be present at this meeting, you are urged to return the Proxy promptly. If you are present at the meeting, and wish to vote your stock in person, this Proxy shall, at your request, be returned to you at the meeting.

                                            By Order of the Board of Directors

                                                     SAMUEL L. CARLSON
                                                         Secretary

Dated: December 13, 1995

                     SITE OF PANCHO'S MEXICAN BUFFET, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                   WEDNESDAY, JANUARY 24, 1996 AT 10:00 A.M.
                            PANCHO'S MEXICAN BUFFET
                              1927 E. BELTLINE RD.
                               CARROLLTON, TEXAS
                             TELEPHONE 214-416-1200

                                    [MAP]

PRELIMINARY COPY --

--------------------------------------------------------------------------------

                         PANCHO'S MEXICAN BUFFET, INC.

                   PROXY FOR ANNUAL MEETING JANUARY 24, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    That I, the undersigned, do make, constitute and appoint Jesse Arrambide III, Samuel L. Carlson and Hollis Taylor, or any of them, my true and lawful attorneys, with power of substitution, for me and in my name to vote at the annual meeting of the stockholders of PANCHO'S MEXICAN BUFFET, INC. to be held in Carrollton, Texas, on the 24th day of January, 1996, and at any adjournment thereof, on the stock of said Company standing in my name upon its books. The Board of Directors recommends a vote for proposal 1.

(1) / / FOR / / WITHHOLD VOTE The election of Jesse Arrambide, III, Irving Gulbas and Tomas Orendain as directors. If you desire to withhold authority to vote for any individual nominee, please write that nominee's name on the space provided:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.
Date:

                                                            Signature


                                                  ------------------------------

                                                           INSTRUCTIONS

                                                  If signing in a representative
                                                  capacity (as attorney,
                                                  executor or administrator,
                                                  trustee, guardian or
                                                  custodian, corporate officer
                                                  or general partner) please
                                                  indicate such capacity
                                                  following signature. Proxies
                                                  for custodial accounts must be
                                                  signed by the named custodian,
                                                  not by the minor.

--------------------------------------------------------------------------------